UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 1, 2012 (May 30, 2012)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 CityWest Blvd.
Suite 800
Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

(713) 850-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c)             Appointment of David J. Crowley as President and Chief Operating Officer

On May 31, 2012, Geokinetics Inc. (the “Company”) announced that David J. Crowley has been appointed the President and Chief Operating Officer of the Company, effective as of May 31, 2012.  Mr. Crowley, 53, previously served as the President and Chief Executive Officer of Enventure Global Technology, L.L.C., an oilfield services company, from April, 2010 through May, 2012.  Mr. Crowley held the position of President of U.S. Operations at Precision Drilling Oilfield Services, Inc., where he led the United States and International divisions, from December, 2008 through November, 2009.  From July 2007 through December, 2009 Mr. Crowley held the position of Executive Vice President and Chief Operating Officer at Grey Wolf Inc. (which was acquired by Precision Drilling Oilfield Services, Inc.). Prior to joining Grey Wolf Inc., Mr. Crowley held various overseas positions in operations, engineering and marketing at Schlumberger Limited over a 20-year period beginning in June, 1980.

On May 30, 2012, the Company entered into an employment agreement with Mr. Crowley with a May 2, 2012 effective date.  The employment agreement provides for an annual base salary of $400,000 and that Mr. Crowley is eligible to participate in the Company’s Incentive Compensation Plan based on an annual target of 67% of his base salary, with a maximum award of 100% of his base salary.  Mr. Crowley is entitled to a lump-sum severance payment equal to one year of his current annual base salary and one year of his target bonus if he resigns for good reason (as defined in the employment agreement) or if his employment is terminated by the Company without cause (as defined in the employment agreement).  Regardless of the reason for termination, Mr. Crowley’s eligibility for severance pay is contingent upon his compliance with certain non-competition obligations in the employment agreement.  Mr. Crowley is not entitled to severance pay for a termination based on death or disability, resignation without good reason, or termination for cause.  Mr. Crowley is entitled to a lump-sum severance payment equal to two times his current annual base salary and his target bonus if the Company terminates his employment without cause or if he resigns with good reason within one year after a change of control (as defined in the employment agreement).  The employment agreement also contains various non-solicitation provisions.

In connection with his appointment, on May 30, 2012, Mr. Crowley was also granted 350,000 shares of restricted stock (the “Restricted Stock Inducement Award”) and options to purchase 200,000 shares of the Company’s common stock (the “Stock Option Inducement Award”).  The shares of restricted stock will vest in three equal installments on May 15, 2013, May 15, 2014 and May 15, 2015.  The options have an exercise price of $0.49, the average of high and low sales price for a share of the Company’s common stock on the date of grant, and will vest in four equal annual installments on May 15, 2014, May 15, 2015, May 15, 2016 and May 15, 2017.

Under the terms of the employment agreement, if Mr. Crowley resigns for good reason or if his employment is terminated by the Company without cause during the first two years of his employment with the Company, then the Restricted Stock Inducement Award will become fully vested, he will be entitled to any other equity awards that were fully vested as of the date of termination in accordance with the terms of such awards, and all other unvested equity awards will be forfeited.  However, any portion of the Stock Option Inducement Award that is scheduled to vest within 90 days after the date of termination will become fully vested as of the date of termination and the term of any vested portion of the Stock Option Inducement Award will not expire and will continue to be exercisable until 90 days after the date of termination.  If Mr. Crowley resigns for good reason or if his employment is terminated by the Company without cause after the first two years of his employment with the Company, then he will be entitled to any equity awards that were fully vested as of the date of termination and all unvested equity awards will be forfeited, except for any portion of any equity award that is scheduled to vest within 90 days after the date of termination, which will become fully vested as of the date of termination.

If the Company terminates Mr. Crowley’s employment without cause or if he resigns with good reason within one year after a change of control, then all of Mr. Crowley’s outstanding equity awards will immediately vest and any options will continue to be exercisable during the remainder of the term of the option subject to the terms of the option agreement.  However, if a change of control occurs in which (i) the Company is not the surviving entity in the transaction or survives as a subsidiary of an entity other than a previously wholly owned subsidiary of the Company and, immediately after giving effect to the transaction, the surviving entity is a publicly traded entity or a direct or indirect controlled subsidiary of a publicly traded entity or (ii) the Company is acquired by another entity whose securities are publicly traded or the securities of a direct or indirect controlling parent of such entity are publicly traded, then all of Mr. Crowley’s outstanding equity awards will immediately vest as of the date of the change of control and the term of any outstanding options will continue to be exercisable during the remainder of the term of the option subject to the terms of the option agreement and the terms of the change of control transaction.

Mr. Crowley does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer, of the Company and there are no arrangements or understandings between Mr. Crowley and any other person pursuant to which Mr. Crowley was appointed as the President and Chief Operating Officer.  There are no transactions in which Mr. Crowley had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Effective upon his appointment as the President and Chief Operating Officer of the Company, Mr. Crowley replaced Richard F. Miles as the President and principal operating officer of the Company.  Mr. Miles will continue to serve as the Chief Executive Officer of the Company.

The description of the employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which the Company intends to file as an exhibit to a later filing with the SEC.

Item 7.01.      Regulation FD Disclosure.

On May 31, 2012, the Company issued a press release announcing that David J. Crowley was appointed as President and Chief Operating Officer of the Company.  A copy of the press release is furnished as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated May 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

Date: June 1, 2012	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr.
Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 31, 2012